Exhibit 10.3

RESTRICTED STOCK UNIT AWARD AGREEMENT

(PERFORMANCE BASED)

UNDER THE DESTINATION MATERNITY CORPORATION

2005 EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made by and between Destination Maternity Corporation, a Delaware corporation, (the “Company”) and Marla A. Ryan (the “Grantee”).

WHEREAS, the Company maintains the Destination Maternity Corporation 2005 Equity Incentive Plan, as amended from time to time (the “Plan”) for the benefit of its employees, directors, consultants, and other individuals who provide services to the Company; and

WHEREAS, the Plan permits the grant of Restricted Stock Units, including Restricted Stock Units that are Performance Awards; and

WHEREAS, to compensate the Grantee for his or her service with the Company and to further align the Grantee’s financial interests with those of the Company’s other stockholders, the Board approved this Award of Restricted Stock Units effective on [            ], 2018 (the “Effective Date”).

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.	Award of Performance-Based Restricted Stock Units.

(a)    Award. The Company hereby awards the Grantee [            ] Restricted Stock Units (the “Target Award”), subject to adjustment as set forth in Section 5 of this Agreement and Section 3(c) of the Plan and subject further to the restrictions and on the terms and conditions set forth in this Agreement (the “Restricted Stock Units”). The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Except as otherwise provided herein, capitalized terms herein will have the same meaning as defined in the Plan.

(b)    Performance Restricted Stock Units. The Restricted Stock Units are Performance Awards and will become vested if and to the extent the service and performance vesting conditions set forth in Section 2 are satisfied. To the extent so vested, each Restricted Stock Unit represents an unfunded, unsecured right of the Grantee to receive one Share at a specified time.

2.	Vesting of Restricted Stock Units.

(a)    Vesting. Subject to this Section 2, the Restricted Stock Units shall vest and become unrestricted in accordance with Exhibit A, attached hereto. Vested Restricted Stock Units shall settle into Shares as provided in Section 3.

(b)    Change in Control. In the event that within two (2) years of the consummation of a Change in Control, Executive’s employment is terminated by the Company without Cause or by the Executive with Good Reason (as such terms are defined in the Executive Employment Agreement between the Company and Grantee, dated November 1, 2018), Grantee’s unvested Restricted Stock Units shall immediately become vested and settled pursuant to Section 3, as of the effective date of such termination at target performance, as provided on Exhibit A.

(c)    Certain Terminations of Service. If the Grantee’s employment with the Company and its Affiliates is terminated prior to distribution of Shares in respect of vested Restricted Stock Units (i) due to the Grantee’s death or (ii) due to the Grantee becoming Disabled, then notwithstanding such termination of employment, the Grantee will vest in a number of the Restricted Stock Units equal to that number of Restricted Stock Units that would otherwise have vested in accordance with Section 2(a) above (i.e., based on the actual performance of the Company through the end of the Performance Period), pro-rated in a ratio equal to the full number of completed days of the Grantee’s employment with the Company or its Affiliates in the Performance Period over 978. Any remaining Restricted Stock Units that do not then vest will be forfeited with no further compensation due to Grantee. If the Grantee’s employment with the Company and its Affiliates terminates or is terminated for any other reason prior to the Settlement Date, all of the Grantee’s unvested Restricted Stock Units will be forfeited immediately with no further compensation due to Grantee.

3.    Settlement. Except as otherwise provided above in Section 2(c), the Committee will certify the performance results, and the resulting number of vested Restricted Stock Units, promptly following the end of the Performance Period. Shares will be distributed to the Grantee in respect of vested Restricted Stock Units within 2 1/2 months following the end of the Performance Period (the “Settlement Date”).

4.    Non-Transferability. Neither the Restricted Stock Units nor any right with respect thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable.

5.    Rights of Grantee During Restricted Period. The Grantee will not have any stockholder rights or privileges, including voting rights, with respect to the Shares underlying the Restricted Stock Units until such Shares are delivered to the Grantee. Notwithstanding the foregoing, if the Company declares and pays a cash dividend or distribution with respect to its Shares prior to the Settlement Date, the Restricted Stock Units then subject hereto will be increased by a number of additional Restricted Stock Units determined by dividing (A) the total dividend or distribution that would then be payable with respect to a number of Shares equal to the number of Restricted Stock Units subject hereto on the dividend or distribution record date (including any additional Restricted Stock Units previously credited pursuant to this paragraph), divided by (b) the Fair Market Value on the dividend or distribution record date. Additional Restricted Stock Units credited under this paragraph will be subject to the same terms and conditions (including the same performance vesting and settlement) as the Restricted Stock Units subject hereto immediately prior to such dividend or distribution.

6.    Securities Laws. The Board may from time to time impose any conditions on the Restricted Stock Units or the Shares underlying such award, as it deems necessary or advisable to ensure that the Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

7.    Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the grant, vesting or settlement of the Restricted Stock Units. The Grantee has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

8.    The Plan. This Award of Restricted Stock Units is subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, as such Plan may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form is available for inspection during business hours by the Grantee at the Company’s principal office. All questions of the interpretation and application of the Plan and the Grantee shall be determined by the Board and any such determination shall be final, binding and conclusive.

9.    Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.

10.    No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Grantee the right to be retained in the employ of, or in any consulting relationship with, the Company or any of its Affiliates. Further, the Company (or, as applicable, its Affiliates) may at any time dismiss the Grantee, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

11.    Electronic Delivery of Documents. The Grantee hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Company.

12.    Tax Withholding. The Company hereby agrees that, at the election of the Grantee and except as would otherwise violate the terms of any financing agreement to which the Company is then a party, the minimum required tax withholding obligations arising in connection with this Award may be settled by withholding the delivery of nonforfeitable Shares otherwise distributable hereunder in respect of vested Restricted Stock Units based on the Fair Market Value of those Shares.

13.    Governing Law. This Agreement will be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

14.    Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

15.    Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the Company’s duly authorized representative and the Grantee have each executed this Restricted Stock Unit Award Agreement on the respective date below indicated.

DESTINATION MATERNITY CORPORATION

By:
Name:
Title:
Date:

GRANTEE: Marla A. Ryan

Signature:
Date:

Exhibit A

[vesting requirements]